UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 14, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Energizing Vermont for 75 Years

This presentation was delivered by Central Vermont Public Service Corporation's Chief Executive Officer Robert Young, Chief Financial Officer Jean Gibson and Catamount Energy Corporation's President Joe Cofelice to a group of utility industry analysts at the Grand Hyatt Hotel in New York City on September 14, 2004 at 12:30 p.m. An audio archive of the presentation and the accompanying Microsoft PowerPoint presentation may be accessed at www.cvps.com.

Safe Harbor Statement
Statements contained in this presentation that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Whenever used in this report, the words "estimate," "expect," "believe," or similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend upon, among other things, the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale power markets, our ability to maintain our current credit ratings, performance of our unregulated businesses, and other considerations such as the operations of ISO-New England, changes in the cost or availability of capital, authoritative accounting guidance, and the effect of the volatility in the equity markets on pension benefit and other costs. We cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Strategic Overview

  Core Utility
  VELCO Transmission
  Catamount Wind

Corporate Structure

  CVPS
  VELCO (50%)
  Catamount Energy
  SmartEnergy (Eversant)

Consolidated Year-to-date Financial Highlights	Six Months Ended June 30	Six Months Ended June 30
(Dollars in thousands, except per share amounts)	2004	2003

Operating revenues
Operating expenses
Operating income
Total other income and deductions, net
Total interest expense

Net income from continuing operations
Net income from discontinued operations
Net Income
Preferred stock dividend requirements
Earnings available for common stock

Earnings per basic share of common stock (a)
Average shares of basic common stock outstanding
Earnings per diluted share of common stock (a)
Average shares of diluted common stock outstanding

Cash dividends paid per share of common stock

	$151,749 148,381 3,368 3,142 5,002 1,508 12,346 13,854 516 13,338 $1.10 12,088,264 $1.09 12,272,099 $0.46	$153,064 140,046 13,018 2,370 5,988 9,400 654 10,054 599 9,445 $0.80 11,820,577 $0.79 12,006,282 $0.44

(a) Includes discontinued operations of $1.02 per basic share and $1.01 per diluted share of common stock in 2004 and $0.06 in 2003 per basic and diluted share of common stock.

Core Utility Power Source Breakdown

CVPS 2004 Projected MWh Supply and Use
Percentage of Total Supply
Vermont Yankee Hydro Quebec Small Power Producers Other purchased energy CV-owned Hydro Millstone 3 (nuclear) Other owned sources Total Supply Load Requirement Surplus Energy	46% 28% 6% 8% 6% 5% 2% 100% 84% 16%
Net Power Summary (Dollars in thousands)	Six Months Ended June 30
	2004	2003
Purchased power costs Resale sales revenue RS-2 power contract revenue Net Power Costs	$77,937* 14,646 - $63,291	$77,033 14,247 5,315 $54,471
*Excludes Fas-5 loss contingency of $14.4 million, resulting from CVEC sale Core Utility Capital Expenses
	2004	2005	2006
Production Transmission Distribution General Joint Owned	$ 2,724,353 2,118,863 9,600,791 4,019,275 1,309,800 $19,773,082	$ 1,793,000 2,815,000 10,795,067 1,584,560 1,316,900 $18,304,527	$ 2,150,000 1,637,000 9,837,500 1,617,598 884,000 $16,126,098

Regulatory Issues

A Brief History

  Cost of service filed in April 2003 as part of 2002 sale of Vermont Yankee.
  MOU reached with DPS July 2003.
  PSB grants conditional approval Jan. 2004; CVPS files for reconsideration and clarification Feb. 2004.
  PSB opens rate investigation April 7, 2004.
  CVPS files rate request July 15, 2004.

Rate Case Components

  5% increase requested on July 15.
  Board hearings scheduled November 2-5, 2004.
  New rates would take effect in April 2005.

Rate Increase Composition

Rate Increase Composition
Purchased Power/Trans by Others Salary/Wage Benefits Tree Trimming/Pole Treating VT PSB Accounting Orders Service Contract Plant Additions Other Requested Rate Increase	-1.3% 1.6% 0.6% 1.6% 0.7% 1.2% 0.6% 5.0%	Total

SERVE Standards

  17 service quality standards reported to DPS quarterly.
  Third year reporting; performance penalties relative to results.
  2003-2004 meeting or exceeding 16 out of 17 standards to date.
  Excel in call center, billing, complaints, meter reading.
  Officer and employee incentive compensation tied to SERVE standards.

Commitment to Innovation

In July 2004, CVPS introduced Cow Power, a first-of-its-kind program that purchases farm-generated, methane based, renewable energy and offers customers the choice to purchase it.

Cow Power expands the renewable energy supply in Vermont, helps meet customer demand, and demonstrates CVPS's commitment to renewable energy by bringing innovative ideas to market.

Commitment to Innovation

Farmers are offered financial incentives for producing energy through the anaerobic digestion of animal waste.

Customers are offered the option to purchase renewable energy through a 4-cent rider on 25%, 50% or 100% of their total bill.

The average customer would pay about $20/month more by choosing Cow Power.

VELCO Transmission Investment

  Northern Loop Project
  Lamoille County Project
  Northwest Reliability Project

CVPS's investment ensures long-term system reliability and supports economic development.

Northern Loop

  6.5 mile 115 kV line; connects Irasburg to Newport City
  Upgrades to substations in St. Albans, St. Johnsbury, Irasburg, Highgate
  Permitting complete; construction under way at Irasburg and St. Johnsbury substations.

Target completion: June 2005
Projected cost: $22.65 million

Lamoille County

  9.5 miles 115 kV line between Duxbury and Stowe
  Design being refined; permit to be filed late Sept. 2004

Target completion: Nov. 2006
Projected cost: $11.4 million

Northwest Reliability

  36 miles new 345 kV line between West Rutland and New Haven.
  Replace 27 miles with 115 kV line; 13 substation upgrades.
  Under regulatory review; decision expected Jan. 2005.

Target completion: June 2006 for 345 kV line
Full completion: Dec. 2007
Projected cost: $130 million

VELCO Equity Investment

  Improve VELCO debt/equity ratio from 90-10 to 75-25.
  CVPS investment based on load share of 43%.
  CVPS Board approval received.
  Approximately 11.5% ROE.
  First contribution Sept. 2004; mid-year thereafter.

VELCO Investment Schedule
	2004	2005	2006	2007	2008
CVPS Investment Velco Equity Needs Dollars in Millions	$7 $9 $16	$5.6 $7.4 $13	$4.8 $6.2 $11	$5.6 7.4 $13	$5.6 7.4 $13

Catamount Wind Development

Catamount is the "growth" leg in CVPS' three-legged business platform.

  Focused on Wind Power - the fastest growing sector in the electric industry.
  Experienced management team with an 18-year track record of building IPP businesses.

Since 2002, Catamount has focused on three core wind markets - UK, Texas and Northeast.

  Commenced operations on its first U.S. wind project in 2003, commenced construction on its second in 2004.
  Grown a 700 MW+ development pipeline in the US & UK.
  Entered into joint ventures in each of its three target markets.

Catamount is once again in the early phase of a business growth cycle.

  Future earnings must first fill the "hole" created by decline in earnings from existing projects.
  Catamount's existing projects provide cash flow sufficient to cover operating expenses.

Catamount has a disciplined & focused development effort.

  Pursuing projects with long-term power purchase agreements (PPAs).
  Focusing on core markets.

Strategic Risks.

  Regulatory / Government Support.
  Availability of PPAs at acceptable prices.

Catamount Business Update

U.S. Business Highlights

  2003 - Development agreement with DKR and Babcock and Brown for Sweetwater, TX projects. Catamount and Babcock each have 50% equity rights for up to 400 MW under development.
  2004 - Joint venture with Marubeni Power for development in the northeastern U.S.
  First 37.5 MW phase of Sweetwater commenced commercial operations in December 2003; second 91.5 MW phase of Sweetwater under construction (anticipated COD December 2004).
  Current U.S. Development Pipeline - Over 400 MW.

UK Business Highlights

  2002 - Development agreement with Force 9 Energy (experienced ex-National Wind Power veterans) to develop over 300 MW of wind.
  2004 - 50/50 development partnership with Statkraft, Norway's largest generator, to support Force 9 efforts.
  Current UK Development Pipeline - Over 300 MW. First project closing anticipated in 2006.

Update-U.S. and UK Wind Markets

U.S. Market

Future growth looks promising due to expected extension of the federal production tax credit (PTC), state renewable portfolio standards (RPS), as well as concerns over the environment, energy security, and natural gas availability and pricing.

  Despite growing demand for renewables, the current market is highly fragmented and comprised of a limited number of industry players and many small players with minimal financial capability.
  Market should provide quality short-to-medium-term opportunities for small-to-mid-cap companies.
  Significant potential "monetization" opportunities as renewable obligations ramp up and larger players enter the market.

Update-U.S. and UK Wind Markets

UK Market

The best wind resource in Europe and an increasing Renewable Obligation (RO) to 15.4% thru 2015 offers a 3-5 year development opportunity, with good PPA opportunities and attractive development premiums for developers.
  ROCs recently traded at 52 pounds/MWh (July 2004).
  Many UK market participants are pursuing an integrated generation/supply model.
  Offshore wind not likely to have a material impact on the market in the short term due to cost/technology concerns and the availability of financing.
  Cumulative impact emerging as major permitting hurdle.

Catamount Wind Development

Hypothetical Portfolio GAAP Earnings

Earnings by Project
(dollars in millions)

	Portfolio Life (Years)
Number of Projects	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20
1	0.0	0.3	0.3	0.5	1.2	1.5	2.8	2.3	2.2	2.7	3.0	(0.3)	0.5	0.5	0.6	0.7	0.7	0.8	0.8	0.9	1.0
2		0.0	0.3	0.3	0.5	1.2	1.5	2.8	2.3	2.2	2.7	3.0	(0.3)	0.5	0.5	0.6	0.7	0.7	0.8	0.8	0.9
3		0	0.0	0.3	0.3	0.5	1.2	1.5	2.8	2.3	2.2	2.7	3.0	(0.3)	0.5	0.5	0.6	0.7	0.7	0.8	0.8
4		-	-	0.0	0.3	0.3	0.5	1.2	1.5	2.8	2.3	2.2	2.7	3.0	(0.3)	0.5	0.5	0.6	0.7	0.7	0.8
5				0.0	0.3	0.3	0.5	1.2	1.5	2.8	2.3	2.2	2.7	3.0	(0.3)	0.5	0.5	0.6	0.7	0.7	0.8
6		-	0.0	0.3	1.4	1.4	1.5	1.5	1.6	1.6	1.7	1.8	1.8	1.9	2.0	3.2	3.4	3.5	3.6	3.7	3.9
7				0.0	0.3	1.4	1.4	1.5	1.5	1.6	1.6	1.7	1.8	1.8	1.9	2.0	3.2	3.4	3.5	3.6	3.7
8					0.0	0.3	1.4	1.4	1.5	1.5	1.6	1.6	1.7	1.8	1.8	1.9	2.0	3.2	3.4	3.5	3.6
9						0.0	0.3	1.4	1.4	1.5	1.5	1.6	1.6	1.7	1.8	1.8	1.9	2.0	3.2	3.4	3.5
10							0.0	0.3	1.4	1.4	1.5	1.5	1.6	1.6	1.7	1.8	1.8	1.9	2.0	3.2	3.4

Note: Graph represents the pre-tax GAAP earnings for a portfolio of "typical" U.S. and UK projects over a twenty year period, assuming $100M of equity investment in first seven years spread over 5 U.S. and 5 UK projects in $10M increments.

The Catamount Strategy

Pursue a disciplined and focused development effort in the UK and U.S. markets - the most attractive development markets in the wind sector.

Exploit current opportunity in the U.S. market.

  Seize late-stage development opportunities while competition is limited.
  Grow development pipeline.
  Avoid competitive tendering.
  Exploit Sweetwater development opportunity.

Execute permit-driven strategy in the UK.
  Leverage partnership with Statkraft to develop pipeline.
  Focus on high-quality projects with best wind/permitting profile.
  Achieve early-mover value while ROC values remain high.

Employ a hybrid business model.

  Maximize returns by balancing long-term project ownership (for recurring revenues) with selling down stakes in projects (for development profits).
  Invest for value, not absolute growth targets.

Create "exit" opportunities at the company or project level through sales to industry players, a spin-off or IPO

Appendix A
Operational Performance

System Average Interruption Frequency

Measures number of interruptions per customer annually

  Exceeded goal of 2.1 interruptions every year measured.
  Currently average 1.8 interruptions per year.

Customer Promised Delivery Date

Measures percentage of customer requested work completed on or before promised date

  Exceeded goal of 95% every quarter since initiated.
  9 out of 11 quarters achieve 97% or greater.

Appendix B
Customer Service

Transactional Customer Satisfaction

Measures percentage of customers initiating contact with CVPS

  Exceeded goal of 80% every quarter since initiated.
  Never lower than 86% satisfaction.

Call Answering

Measures percentage of calls answered in 20 seconds
  Exceeded goal of 75% every quarter since initiated.
  8 out of 11 quarter achieve 90% or greater

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

September 14, 2004